Exhibit 99.1
Terayon Announces Updated Timing for Release of Restated Financial Results
Santa Clara, California — December 20, 2006 — Terayon Communication Systems, Inc. (Pink Sheets: TERN.PK) announced today that since additional time will be needed to complete the restatement process and related filings, it is deferring the conference call previously scheduled for Wednesday, December 20, 2006. The Company will determine when the conference call will occur depending on the filing schedule for its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Reports on Form 10-Q for the first, second and third quarters of 2006.
MEANINGFUL CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Such forward-looking statements include, but are not limited to, statements relating to the Company’s plans to file its Form 10-K and 10-Qs and to report financial results for restated and other periods within any given timeframe. There can be no assurance that the Company will be able to file the Form 10-K or the Forms 10-Q with the Securities and Exchange Commission (SEC) by the end of the year, or at all; that the Company will be able to hold a conference call in a timely manner, or at all; that Terayon’s processes for completing the restatements and audit or re-audit, as applicable, of its annual financial statements and the review of its quarterly financial statements by its independent auditor will be completed in a timely manner, if at all; that the restatements will not result in a finding of one or more material weaknesses in internal control over financial reporting; that other or additional accounting errors or control deficiencies which individually or in the aggregate constitute a material weakness will not be identified during the preparation, audit, re-audit and review of the consolidated financial statements; that adjustments for other periods will not be required; and that effective implementation of any related corrective actions will occur. We may not be able to complete the audit, re-audit and restatement process in a timely manner, or at all. In addition, our financial results, liquidity and stock price may suffer as a result of the restatements; the cost of completing the restatements and the audit and review of the Company’s financial statements; whether the Company will be able to control operating expenses and maintain adequate cash balances for operating the business going forward; any adverse response from the Company’s vendors, customers, stockholders, media and others relating to the delay in the filing of the Company’s financial statements or the announcement of our restated and other financial results; the review and application of the Company’s accounting processes, policies and procedures; and additional uncertainties related to accounting. Actual outcomes and results may differ materially from what is expressed, expected, anticipated, or implied in any forward-looking statement. Additional information concerning these and other risks affecting Terayon’s business can be found in prior press releases as well as in Terayon’s public periodic filings with the SEC, available via Terayon’s web site at www.terayon.com. Terayon disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.
About Terayon
     Terayon Communication Systems, Inc. provides real-time digital video networking applications to cable, satellite and telecommunication service providers worldwide, which have deployed more than 8,000 of Terayon’s digital video systems to localize services and advertising on-demand and brand their programming, insert millions of digital ads, offer HDTV and other digital video services. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com.
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Press Contacts:	Investor Contact:
Paul Schneider	Kirsten Chapman
Paul Schneider Public Relations	Lippert/Heilshorn & Associates
(215) 702-9784	(415) 433-3777
pspr@att.net	kchapman@lhai.com